As filed with the Securities and Exchange Commission on August 24, 2009
Registration 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COINSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-3156448
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1800 114th Avenue S.E.
Bellevue, Washington 98004
(425) 943-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul D. Davis
Chief Executive Officer
Coinstar, Inc.
1800 114th Avenue S.E.
Bellevue, Washington 98004
(425) 943-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew Bor
Jens Fischer
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 359-8000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Unit(1)	Offering Price(1)	Fee(2)
Common Stock, par value $0.001 per share		$	$	$
Debt Securities(3)
Convertible Debt Securities(3)
Stock Purchase Contracts
Stock Purchase Units(4)
Warrants(5)
Total		$	$	$

(1)	An indeterminate aggregate initial offering price and number of securities of each identified class are being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(3)	Subject to note (1), an indeterminable amount of these securities may be senior or subordinated.
(4)	Each stock purchase unit will consist of a (i) stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock and (ii) beneficial interest in debt securities or convertible debt securities, or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests.
(5)	Subject to note (1), an indeterminable number of warrants to purchase shares of common stock is being registered hereunder.

PROSPECTUS

COINSTAR, INC.

Common Stock
Debt Securities
Convertible Debt Securities
Stock Purchase Contracts
Stock Purchase Units
Warrants

We may, from time to time, offer to sell common stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants. We refer to our common stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units and warrants collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate series and in amounts, at prices and on terms that will be determined at the time the securities are offered. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms of the securities to be offered, and any other information relating to a specific offering, will be set forth in an amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, may be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “CSTR.”

Investing in our securities involves risk. Please see the sections entitled “Forward-Looking Information” and “Risk Factors” contained on pages 1 and 2 of this prospectus and in any accompanying prospectus supplement as well as documents which are incorporated herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (SEC). By using a shelf registration statement, we and certain securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we or selling securityholders sell securities under this prospectus, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each supplement also will add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement. No limit exists on the aggregate amount of the securities we or selling securityholders may sell pursuant to this registration statement.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. We urge you to read carefully both this prospectus and any accompanying prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference and as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered. The terms “Coinstar,” “we,” “us,” and “our” refer to Coinstar, Inc. and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

This prospectus and the related prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

COINSTAR, INC.

Founded in 1991, Coinstar, Inc. is a leading provider of automated retail solutions offering convenient products and services for consumers and driving incremental traffic and revenue for our retailers. Our core automated retail businesses are self-service coin counting and self-service DVD rental. Other Coinstar products and services found at the retail front-end include e-payment products such as gift cards, prepaid debit cards and other prepaid products; money transfer services; and entertainment products and services, including skill crane machines and bulk vending. Our products and services can be found at thousands of points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants and money transfer agents.

Our principal executive offices are located at 1800 114th Avenue S.E., Bellevue, Washington 98004, and our telephone number is (425) 943-8000. Our website is http://www.coinstar.com. Information contained on our web site does not constitute part of this prospectus.

FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in some of our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative of those terms, or comparable terminology.

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Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public filings or statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus, as well as other information in this prospectus and the applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the Securities Act). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents where the information resides. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), on or after the date of this prospectus (other than information “furnished” under any current report or otherwise “furnished” to the SEC, unless otherwise stated) until all securities offered under this prospectus are sold:

•	Our Annual Report on Form 10-K, filed on February 26, 2009, for the year ended December 31, 2008;

•	Our Annual Report on Form 10-K/A, filed on March 27, 2009, for the year ended December 31, 2008;

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•	Our Quarterly Reports on Form 10-Q, filed on May 11, 2009 and August 6, 2009, for the quarters ended March 31, 2009 and June 30, 2009, respectively;

•	Our Current Reports on Form 8-K filed on February 12, 2009 (excluding the report filed with respect to Item 2.02 and related Item 9.01), February 27, 2009, March 4, 2009, March 30, 2009 (both reports filed on such date), April 6, 2009, April 21, 2009, May 1, 2009, May 21, 2009, June 8, 2009, July 21, 2009, August 11, 2009 and August 24, 2009; and

•	The description of our common stock as set forth in our registration statement on Form 8-A/A, which was filed on November 25, 2008, under Section 12(b) of the Securities Exchange Act (the “Exchange Act”), including any subsequent amendments or reports filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s web site as described above. You may also obtain copies of these documents, other than exhibits, free of charge by contacting our investor relations department at our principal executive offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004, telephone number (425) 943-8000, or through our web site at www.coinstar.com. Information contained on our website does not constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities to repay or refinance debt, to fund acquisitions, to purchase or redeem our outstanding securities or for general corporate purposes. However, we currently have no commitments or agreements regarding any such use of any net proceeds. Pending the use of net proceeds, we intend to invest these funds in investment-grade short-term interest bearing securities. We will not receive the net proceeds from sales by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the ratio of earnings to fixed charges, earnings represent pre-tax income (loss) from continuing operations before adjustments for non-controlling interests in consolidated subsidiaries or income (loss) from equity investees plus distributed income of equity investees plus fixed charges. Fixed charges represent the sum of interest expenses, including amortization of deferred financing costs and assumed interest component of rental expenses. The following table sets forth our ratios of earnings to fixed charges for each period indicated (unaudited):

	Six Months
	Ended
	June 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges(1)(2)	2.14	2.70	—	2.69	3.24	4.85

(1)	Earnings were inadequate to cover fixed charges by approximately $29.9 million for the year ended December 31, 2007.

(2)	During the periods covered in this table, we did not have any shares of preferred stock outstanding.

DESCRIPTION OF SECURITIES

We may offer shares of common stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants. We will set forth in the accompanying prospectus supplement a description of the common stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants that may be offered under this prospectus. The terms of the offering of securities, the initial offering price, and the net proceeds to us will be contained in the accompanying prospectus supplement and other offering material, relating to such offering.

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SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholder may sell our common stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units and warrants from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in a prospectus supplement or other appropriate filing.

LEGAL MATTERS

Unless otherwise stated in any accompanying prospectus supplement, Perkins Coie LLP, Seattle, Washington, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing any underwriters, dealers, agents or selling securityholder will be named in the accompanying prospectus supplement or other appropriate filing and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Coinstar, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report refers to the Company’s adoption and the retrospective application of the presentation and disclosure requirements of Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements.

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Common Stock

Debt Securities

Convertible Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Warrants

PROSPECTUS

August 24, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee		*
Blue Sky expenses		**
FINRA filing fees		**
The NASDAQ Global Select Market listing fee		**
Transfer Agent and registrar fee		**
Printing costs		**
Legal fees and expenses		**
Trustee fees and expenses		**
Accounting expenses		**
Miscellaneous costs		**

Total	$	**

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered under this prospectus.
**	To be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act, and incorporated herein by reference.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchase) or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Bylaws provide that (1) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (3) the rights conferred in the Amended and Restated Bylaws are not exclusive.

The Registrant may enter into indemnification agreements with certain of its directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in its Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any such threatened litigation that may result in claims for indemnification.

The indemnification provision in the Registrant’s Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the indemnity agreements entered into between the Registrant and certain of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act. The Registrant has also obtained directors’ and officers’ liability insurance.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify the Registrant, its directors and certain officers and other persons or the Registrant agrees to indemnify the underwriter or underwriters and its agents.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
4	.1†	Form of Debt Indenture (incorporated by reference to Exhibit 4.1 to Coinstar’s Registration Statement on Form S-3 (File No. 333-155691)).
4	.2†	Form of Convertible Debt Indenture (incorporated by reference to Exhibit 4.2 to Coinstar’s Registration Statement on Form S-3 (File No. 333-155691)).
4.3		Form of Debt Securities (incorporated by reference to Exhibit 4.3 to Coinstar’s Registration Statement on Form S-3 (File No. 333-155691)).
4.4		Form of Convertible Debt Securities (incorporated by reference to Exhibit 4.4 to Coinstar’s Registration Statement on Form S-3 (File No. 333-155691)).
4	.5*	Form of Stock Purchase Contract Agreement (including form of related securities certificate).
4	.6*	Form of Stock Purchase Unit Agreement (including form of unit certificate).
4	.7*	Form of Warrant Agreement (including form of warrant certificate).
5.1		Opinion of Perkins Coie LLP.
10.1		Agreement dated May 28, 2008 by and among Coinstar and the Shamrock Group (incorporated by reference to Exhibit 10.1 to Coinstar Inc’s Current Report on Form 8-K filed on May 29, 2008 (File No. 000-22555)).
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of KPMG LLP, independent registered public accounting firm.
23.2		Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1		Power of Attorney (included on signature page).
25	.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.
25	.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment, as an exhibit to a report on Form 8-K under the Exchange Act or by other applicable filing with the SEC, and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
†	Convertible debt securities may be issued pursuant to either Exhibit 4.1 or Exhibit 4.2.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, an amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in an amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of an amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on August 24, 2009.

COINSTAR, INC.

By:	/s/ PAUL D. DAVIS
Name:     Paul D. Davis

Title:	Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Paul D. Davis, John C. Harvey and Donald R. Rench as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments, and any and all additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 24th day of August, 2009.

Signature	Title

/s/ PAUL D. DAVIS Paul D. Davis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ JOHN C. HARVEY John C. Harvey	Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD C. DECK Richard C. Deck	Chief Accounting Officer (Principal Accounting Officer)

/s/ DEBORAH L. BEVIER Deborah L. Bevier	Chair of the Board

/s/ ARIK A. AHITOV Arik A. Ahitov	Director

/s/ DAVID M. ESKENAZY David M. Eskenazy	Director

Signature	Title

/s/ DANIEL W. O’CONNOR Daniel W. O’Connor	Director

/s/ ROBERT D. SZNEWAJS Robert D. Sznewajs	Director

/s/ RONALD B. WOODARD Ronald B. Woodard	Director

INDEX TO EXHIBITS

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
4	.1†	Form of Debt Indenture (incorporated by reference to Exhibit 4.1 to Coinstar’s Registration Statement on Form S-3 (File No. 333-155691)).
4	.2†	Form of Convertible Debt Indenture (incorporated by reference to Exhibit 4.2 to Coinstar’s Registration Statement on Form S-3 (File No. 333-155691)).
4.3		Form of Debt Securities (incorporated by reference to Exhibit 4.3 to Coinstar’s Registration Statement on Form S-3 (File No. 333-155691)).
4.4		Form of Convertible Debt Securities (incorporated by reference to Exhibit 4.4 to Coinstar’s Registration Statement on Form S-3 (File No. 333-155691)).
4	.5*	Form of Stock Purchase Contract Agreement (including form of related securities certificate).
4	.6*	Form of Stock Purchase Unit Agreement (including form of unit certificate).
4	.7*	Form of Warrant Agreement (including form of warrant certificate).
5.1		Opinion of Perkins Coie LLP.
10.1		Agreement dated May 28, 2008 by and among Coinstar and the Shamrock Group (incorporated by reference to Exhibit 10.1 to Coinstar Inc’s Current Report on Form 8-K filed on May 29, 2008 (File No. 000-22555)).
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of KPMG LLP, independent registered public accounting firm.
23.2		Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1		Power of Attorney (included on signature page).
25	.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.
25	.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment, as an exhibit to a report on Form 8-K under the Exchange Act or by other applicable filing with the SEC, and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
†	Convertible debt securities may be issued pursuant to either Exhibit 4.1 or Exhibit 4.2.